EXHIBIT 4.8
DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED UNDER
SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934
As of December 31, 2019, IBERIABANK Corporation had four classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”): (1) our common stock; (2) our depositary shares, each representing a 1/400 the interest in a share of 6.625% fixed-to-floating non-cumulative perpetual preferred stock, Series B (“Series B depositary shares”); (3) our depositary shares, each representing a 1/400 the interest in a share of 6.60% fixed-to-floating non-cumulative perpetual preferred stock, Series C (“Series C depositary shares”); and (4) our depositary shares, each representing a 1/400 the interest in a share of 6.100% fixed-to-floating non-cumulative perpetual preferred stock, Series D (“Series D depositary shares”).
AUTHORIZED CAPITALIZATION
Our authorized capital stock consists of:

•	100,000,000 shares of common stock, par value $1.00 per share; and

•	5,000,000 shares of serial preferred stock, par value $1.00 per share.
The outstanding shares of our capital stock are fully paid and nonassessable.
DESCRIPTION OF OUR COMMON STOCK
Voting Rights
Holders of common stock are entitled to one vote per share on all matters submitted for action by the shareholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can, if they choose to do so, elect all the directors. In such event, the holders of the remaining shares of common stock would not be able to elect any directors.
Dividend Rights
Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any. In addition, the terms of the Company’s outstanding junior subordinated debt securities prohibit it from declaring or paying any dividends or distributions on outstanding capital stock, or purchasing, acquiring or making a liquidation on such stock, if the Company has elected to defer interest payments on such debt.
Liquidation Rights
Upon our liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of our assets, holders of our common stock would be entitled to receive ratably assets available for distribution to shareholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.
Other Matters
Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock.

Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.
Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “IBKC”.
DESCRIPTION OF OUR PREFERRED STOCK
Our articles of incorporation authorize our board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by shareholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series, which our board may increase or decrease, except where otherwise provided in the preferred stock designation, and not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price(s), if any, for shares of the series;

•	the terms and amounts of any sinking fund relating to the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•
whether the shares of the series will be convertible into shares of any other class or series, or any other security, and, if so, the specification of the other class or series or other security, the conversion price(s) or rate(s), any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which a conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting right, if any, of the holders of the series.
On August 5, 2015, we issued an aggregate of 3,200,000 depositary shares, each representing a 1/400th ownership interest in a share of the 6.625% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B, with a liquidation preference of $10,000 per share of the Series B preferred stock (equivalent to $25 per depositary share) and an aggregate liquidation preference of $80.0 million, all of which were outstanding as of December 31, 2019. The holders of the Series B preferred stock are entitled to receive noncumulative cash dividends at a rate of 6.625% per annum, payable semi-annually, and from, and including the original issue date of the Series B preferred stock to, but excluding August 1, 2025, and thereafter at a floating rate equal to three-month LIBOR plus a spread of 426.2 basis points per annum, payable quarterly, as, and if, declared by our board of directors (or a duly authorized committee of our board of directors). For additional information, see “Description of Series B Preferred Stock” and “Description of Series B Depositary Shares” below.

On May 9, 2016, we issued an aggregate of 2,300,000 depositary shares, each representing a 1/400th ownership interest in a share of the 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C, with a liquidation preference of $10,000 per share of the Series C preferred stock (equivalent to $25 per depositary share) and an aggregate liquidation preference of $57.5 million, all of which are outstanding as of December 31, 2019. The holders of the Series C preferred stock are entitled to receive noncumulative cash dividends at a rate of 6.60% per annum, payable quarterly, and from, and including the original issue date of the Series C preferred stock to, but excluding May 1, 2026, and thereafter at a floating rate equal to three-month LIBOR plus a spread of 492 basis points per annum, payable quarterly, as, and if, declared by our board of directors (or a duly authorized committee of our board of directors). For additional information, see “Description of Series C Preferred Stock” and “Description of Series C Depositary Shares” below.
On March 28, 2019, we issued an aggregate of 4,000,000 depositary shares, each representing a 1/400th ownership interest in a share of 6.100% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D, par value $1.00 per share, with a liquidation preference of $10,000 per share of the Series D preferred stock (equivalent to $25 per depositary share) and an aggregate liquidation preference of $100.0 million, all of which were outstanding as of December 31, 2019. The holders of the Series D preferred stock are entitled to receive noncumulative cash dividends at a rate of 6.100% per annum, payable semi-annually, and from, and including the original issue date of the Series D preferred stock to, but excluding May 1, 2024, and thereafter at a floating rate equal to three-month LIBOR plus a spread of 385.9 basis points per annum, payable quarterly, as, and if, declared by our board of directors (or a duly authorized committee of our board of directors). For additional information, see “Description of Series B Preferred Stock” and “Description of Series B Depositary Shares” below.
DESCRIPTION OF SERIES B PREFERRED STOCK
The following description summarizes the material terms of the Series B preferred stock, and supplements the description of the general terms and provisions of our serial preferred stock set forth above under “Description of Our Preferred Stock.”
The following summary of the terms and provisions of the Series B preferred stock does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the Articles of Incorporation, as amended, which we have previously filed with the SEC. If any information regarding the Series B preferred stock contained in the Articles of Incorporation is inconsistent with the information herein the information in the Articles of Incorporation will apply and supersede information herein.
General
The “6.625% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B” is designated as one series of our authorized preferred stock. We issued and sold an aggregate of 3,200,000 depositary shares, representing 8,000 shares of Series B preferred stock in the aggregate. The Series B preferred stock is fully paid and nonassessable. We may from time to time, without notice to or the consent of holders of the Series B preferred stock, issue additional shares of Series B preferred stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series B preferred stock. In the event we issue additional shares of Series B preferred stock, we will cause a corresponding number of additional depositary shares to be issued.
The depository is the sole holder of the Series B preferred stock. The holders of depositary shares will be required to exercise their proportional rights in the shares of Series B preferred stock through the depository, as described in “Description of Series B Depositary Shares” below.

Ranking
With respect to the payment of dividends and distributions upon our liquidation, dissolution or winding up, the Series B preferred stock ranks (i) senior to our common stock and any other class or series of preferred stock that by its terms ranks junior to the Series B preferred stock, (ii) equally with all future series of preferred stock that we may issue that does not by its terms so provide and (iii) junior to all existing and future indebtedness and other liabilities and any class or series of preferred stock that expressly provides in the articles of amendment creating such preferred stock that such series ranks senior to the Series B preferred stock (subject to any requisite consents prior to issuance).
The Series B preferred stock is not convertible into, or exchangeable for, shares of any other class or series of our capital stock or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase the Series B preferred stock. The preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the Series B preferred stock.
Dividends
Holders of the Series B preferred stock are entitled to receive, only when, as, and if declared by our board of directors (or a duly authorized committee of our board of directors), out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the liquidation preference of $10,000 per share of Series B preferred stock, and no more, at a rate equal to (1) 6.625% per annum (equivalent to $1.65625 per depositary share per annum), for each semi-annual Dividend Period occurring from, and including, the original issue date of the Series B preferred stock to, but excluding, August 1, 2025 (the “Fixed Rate Period”), and (2) thereafter, three-month LIBOR plus a spread of 426.2 basis points per annum, for each quarterly Dividend Period beginning August 1, 2025 (the “Floating Rate Period”). A “Dividend Period” means the period from, and including, each Dividend Payment Date (as defined below) to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which was the period from, and including, the issue date of the shares of Series B preferred stock to, but excluding, the next succeeding Dividend Payment Date.
When, as, and if declared by our board of directors (or a duly authorized committee of our board of directors), during the Fixed Rate Period, we will pay cash dividends on the Series B preferred stock semi-annually, in arrears, on February 1 and August 1 of each year (each such date, a “Fixed Period Dividend Payment Date”), beginning on February 1, 2016, and, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), during the Floating Rate Period, we will pay cash dividends on the Series B preferred stock quarterly, in arrears, on February 1, May 1, August 1 and November 1 of each year, beginning on November 1, 2025 (each such date, a “Floating Period Dividend Payment Date,” and together with the Fixed Period Dividend Payment Dates, the “Dividend Payment Dates”). We pay cash dividends to the holders of record of shares of the Series B preferred stock as they appear on our stock register on the applicable record date, which is the fifteenth calendar day before that Dividend Payment Date or such other record date fixed by our board of directors (or a duly authorized committee of the board of directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.

If any Dividend Payment Date on or prior to August 1, 2025 is a day that is not a business day (as defined below), then the dividend with respect to that Dividend Payment Date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment. If any Dividend Payment Date after August 1, 2025 is a day that is not a business day, then the Dividend Payment Date will be the immediately succeeding business day unless such day falls in the next calendar month, in which case the Dividend Payment Date will instead be the immediately preceding day that is a business day, and dividends will accumulate to the Dividend Payment Date as so adjusted. A “business day” for the Fixed Rate Period means any weekday in New York, New York that is not a day on which banking institutions in those cities are authorized or required by law, regulation, or executive order to be closed. A “business day” for the Floating Rate Period means any weekday in New York, New York that is not a day on which banking institutions in those cities are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London banking day (as defined below).
We calculate dividends on the Series B preferred stock for the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. We will calculate dividends on the Series B preferred stock for the Floating Rate Period on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series B preferred stock will cease to accumulate after the redemption date, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series B preferred stock called for redemption.
Dividends on the Series B preferred stock are not cumulative or mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series B preferred stock for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accumulate, and we will have no obligation to pay a dividend for that Dividend Period at any time, whether or not dividends on the Series B preferred stock or any other series of our preferred stock or common stock are declared for any future Dividend Period.
Dividends on the Series B preferred stock accumulate from the original issue date at the then-applicable dividend rate on the liquidation preference amount of $10,000 per share (equivalent to $25 per depositary share). If we issue additional shares of the Series B preferred stock, dividends on those additional shares will accumulate from the original issue date of those additional shares at the then-applicable dividend rate.
The dividend rate for each Dividend Period in the Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the Dividend Period, which date is the “dividend determination date” for the relevant Dividend Period. The calculation agent then will add three-month LIBOR as determined on the dividend determination date and the applicable spread. Once the dividend rate for the Series B preferred stock is determined, the calculation agent will deliver that information to us and the transfer agent. Absent manifest error, the calculation agent’s determination of the dividend rate for a Dividend Period for the Series B preferred stock will be final. A “London banking day” is any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.
The term “three-month LIBOR” means the London interbank offered rate for deposits in U.S. dollars for a three month period, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant dividend determination date.

If no offered rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) on the relevant dividend determination date at approximately 11:00 a.m., London time, then the calculation agent, in consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the calculation agent in consultation with us will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the dividend determination date for loans in U.S. dollars to leading European banks for a three month period for the applicable Dividend Period in an amount of at least $1,000,000. If three quotations are provided, three-month LIBOR will be the arithmetic average of the quotations provided. Otherwise, three-month LIBOR for the next Dividend Period will be equal to three-month LIBOR in effect for the then-current Dividend Period or, in the case of the first Dividend Period in the Floating Rate Period, the most recent rate on which three-month LIBOR could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Fixed Rate Period.
Priority Regarding Dividends
So long as any share of Series B preferred stock remains outstanding,

(1)
no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any Junior Stock (as defined below) (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan),

(2)
no shares of Junior Stock will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and

(3)
no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by us (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B preferred stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for other Parity Stock or Junior Stock), during a Dividend Period, unless, in each case, the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series B preferred stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations do not apply to purchases or acquisitions of our Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries adopted before or after December 31,2019.

Except as provided below, for so long as any share of Series B preferred stock remains outstanding, we will not declare, pay, or set aside for payment full dividends on any Parity Stock unless we have paid in full, or set aside payment in full, in respect of all accumulated dividends for all Dividend Periods for outstanding shares of preferred stock. To the extent that we declare dividends on the Series B preferred stock and on any Parity Stock but cannot make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series B preferred stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate dividend payments based on the ratio between the then current and unpaid dividend payments due on the shares of Series B preferred stock and (1) in the case of cumulative Parity Stock the aggregate of the accumulated and unpaid dividends due on any such Parity Stock and (2) in the case of non-cumulative Parity Stock, the aggregate of the declared but unpaid dividends due on any such Parity Stock. No interest will be payable in respect of any dividend payment on Series B preferred stock that may be in arrears.
“Junior Stock” means our common stock and any other class or series of our capital stock over which the Series B preferred stock has preference or priority in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding up, and “Parity Stock” means any other class or series of our capital stock that ranks on a par with the Series B preferred stock in the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding up, which includes any class or series of our stock hereafter authorized that ranks on a par with the Series B preferred stock in the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding up.
Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by our board of directors (or a duly authorized committee of our board of directors), may be declared and paid on our common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series B preferred stock will not be entitled to participate in those dividends.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the outstanding shares of Series B preferred stock are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount of a liquidation preference of $10,000 per share (equivalent to $25 per depositary share), plus the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B preferred stock will have no right or claim to any of our remaining assets.
Distributions will be made only to the extent that our assets are available after satisfaction of all liabilities to depositors, and creditors and subject to the rights of holders of any securities ranking senior to the Series B preferred stock. If our remaining assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding Series B preferred stock and all Parity Stock, then we will distribute our assets to those holders pro rata in proportion to the full liquidating distributions to which they would otherwise have received.
Our merger or consolidation with one or more other entities or the sale, lease, exchange or other transfer of all or substantially all of our assets (for cash, securities or other consideration) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up. If we enter into any merger or consolidation transaction with or into any other entity and we are not the surviving entity in such transaction, the Series B preferred stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series B preferred stock.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series B preferred stock, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s voluntary or involuntary liquidation, dissolution or winding up will be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against that subsidiary. In addition, holders of the Series B preferred stock (and of depositary shares representing the Series B preferred stock) may be fully subordinated to interests held by the U.S. Government in the event we enter into a receivership, insolvency, liquidation or similar proceeding.
Conversion Rights
The Series B preferred stock is not convertible into or exchangeable for any other of our property, interests or securities.
Redemption
The Series B preferred stock is not subject to any mandatory redemption, sinking fund or other similar provision.
Neither the holders of Series B preferred stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series B preferred stock. In addition, under the Federal Reserve Board’s risk-based capital rules applicable to bank holding companies, any redemption of the Series B preferred stock is subject to prior approval of the Federal Reserve Board.
Optional Redemption
We may redeem the Series B preferred stock, in whole or in part, at our option, for cash, on any Dividend Payment Date on or after August 1, 2025, with not less than 30 days’ and not more than 60 days’ notice (“Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the redemption price provided below. Dividends will not accumulate on those shares of Series B preferred stock on and after the redemption date.
Redemption Following a Regulatory Capital Event
We may redeem the Series B preferred stock, in whole but not in part, at our option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the redemption price provided below (“Regulatory Event Redemption”). A “Regulatory Capital Treatment Event” means a good faith determination by us that, as a result of any:

•
amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series B preferred stock;

•	proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series B preferred stock; or

•
official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series B preferred stock there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the Series B preferred stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Federal Reserve Board (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series B preferred stock is outstanding. Dividends will not accumulate on the shares of Series B preferred stock on and after the redemption date.
Redemption Price
The redemption price for any redemption of Series B preferred stock, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $10,000 per share of Series B preferred stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption.
Redemption Procedures
If we elect to redeem any shares of Series B preferred stock, we will provide notice to the holders of record of the shares of Series B preferred stock to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the shares of Series B preferred stock or the depositary shares representing the shares of Series B preferred stock are held in book-entry form through DTC, we may give this notice in any manner permitted by DTC). Any notice given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and any defect in this notice or in the provision of this notice, to any holder of shares of Series B preferred stock designated for redemption will not affect the redemption of any other shares of Series B preferred stock. Each notice of redemption shall state:

•	the redemption date;

•	the redemption price;

•	if fewer than all shares of Series B preferred stock are to be redeemed, the number of shares of Series B preferred stock to be redeemed; and

•	the manner in which holders of Series B preferred stock called for redemption may obtain payment of the redemption price in respect to those shares.
If notice of redemption of any shares of Series B preferred stock has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of any shares of Series B preferred stock so called for redemption, then from and after the redemption date such shares of Series B preferred stock will no longer be deemed outstanding, all dividends with respect to such shares of Series B preferred stock shall cease to accumulate after the redemption date and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.
In the case of any redemption of only part of the Series B preferred stock at the time outstanding, the shares of Series B preferred stock to be redeemed will be selected either pro rata or by lot or in such other manner as our board of directors (or a duly authorized committee of our board of directors) determines to be fair and equitable. Subject to provisions set forth herein, the board of directors (or a duly authorized committee of our board of directors) has the full power and authority to prescribe the terms and conditions upon which shares of Series B preferred stock may be redeemed from time to time.
Voting Rights
Registered owners of Series B preferred stock do not have any voting rights, except as set forth below or as otherwise required by applicable law.

Whenever dividends payable on the Series B preferred stock or any other class or series of preferred stock ranking equally with the Series B preferred stock as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least three or more semi-annual or six or more quarterly Dividend Periods, as applicable, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series B preferred stock voting as a class with holders of shares of any other series of our preferred stock ranking equally with the Series B preferred stock as to payment of dividends, and upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), will be entitled to vote for the election of two additional directors of our board of directors on the terms set forth below (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of our Voting Parity Stock will vote as a single class. In the event that the holders of the shares of the Series B preferred stock are entitled to vote as described in this paragraph, the number of members of our board of directors at the time will be increased by two directors, and the holders of the Series B preferred stock will have the right, as members of that class, as outlined above, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series B preferred stock or any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for our next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of the stockholders), provided that the election of any Preferred Stock Directors shall not cause us to violate the corporate governance requirements of the NASDAQ Global Select Market (or any other exchange on which our securities may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall our board of directors include more than two Preferred Stock Directors.
When we have paid full dividends on the Series B preferred stock for the equivalent of at least two semi-annual or four quarterly Dividend Periods, as applicable, following a Nonpayment, the voting rights described above will terminate, except as expressly provided by law. The voting rights described above are subject to re-vesting upon each and every subsequent Nonpayment.
Upon termination of the right of the holders of the Series B preferred stock and Voting Parity Stock to vote for Preferred Stock Directors as described above, the term of office of all Preferred Stock Directors then in office elected by only those holders will terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time by the holders of record of a majority of the outstanding shares of the Series B preferred stock (together with holders of any Voting Parity Stock) when they have voting rights.
Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

So long as any shares of preferred stock remain outstanding, we will not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the Series B preferred stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series B preferred stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series B preferred stock remain outstanding, we will not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series B preferred stock, amend, alter or repeal any provision of the Articles of Amendment or our Articles, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series B preferred stock.
Notwithstanding the foregoing, none of the following will be deemed to adversely affect the powers, preferences or special rights of the Series B preferred stock:

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any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the Series B preferred stock as to dividends or distribution of assets upon our liquidation, dissolution or winding up;

•	a merger or consolidation of us with or into another entity in which the shares of the Series B preferred stock remain outstanding; and

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a merger or consolidation of us with or into another entity in which the shares of the Series B preferred stock are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series B preferred stock.

Voting Rights under Louisiana Law
Louisiana law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our Articles that would, among other things, effect an exchange or reclassification of all or part of the shares of the class into shares of another class; change the rights, preferences, or limitations of all or part of the shares of the class; or cancel or otherwise affect rights to distributions that have accumulated but not yet been authorized on all or part of the shares of the class. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that are provided for in the Articles of Amendment creating the Series B preferred stock.
Depository, Transfer Agent, and Registrar
Computershare Trust Company, N.A. is the depository, transfer agent, and registrar for the Series B preferred stock.
Calculation Agent
We will appoint a calculation agent for the Series B preferred stock prior to the commencement of the Floating Rate Period.

DESCRIPTION OF SERIES B DEPOSITARY SHARES
The following summary of the terms and provisions of the Series B depositary shares does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the deposit agreement and form of depositary receipt, which have been included as exhibits to documents that we filed with the SEC. If any information regarding the deposit shares contained in the deposit agreement and form of depositary receipt is inconsistent with the information herein, the information in the deposit agreement and form of depositary receipt, as applicable, will apply and supersede information herein.
General
The depositary shares represent proportional fractional interests in shares of the Series B preferred stock. Each depositary share represents a 1/400th interest in a share of the Series B preferred stock, and is evidenced by depositary receipts, as described under “Book-Entry Procedures and Settlement” below. We have deposited the underlying shares of Series B preferred stock with a depository pursuant to a deposit agreement among us, Computershare Trust Company, N.A., acting as depository, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares are entitled to all the powers, preferences and special rights of the Series B preferred stock, as applicable, in proportion to the applicable fraction of a share of Series B preferred stock those depositary shares represent.
References to “holders” of Series B depositary shares mean those who own depositary shares registered in their own names on the books that we or the depository maintain for this purpose. DTC is the only registered holder of the depositary receipts representing the depositary shares. References to “holders” of depositary shares do not include indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Special considerations apply to indirect holders as described in the section entitled “Book-Entry Procedures and Settlement.”
Listing
The depositary shares are listed on the NASDAQ Global Select Market under the symbol “IBKCP.” The Series B preferred stock has not been listed, and we do not expect that there will be any trading market for the Series B preferred stock except as represented by depositary shares.
Dividends and Other Distributions
Each dividend payable on a depositary share is in an amount equal to 1/400th of the dividend declared and payable on each share of Series B preferred stock.
The depository distributes all dividends and other cash distributions received on the Series B preferred stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depository will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depository determines that this distribution is not feasible, in which case the depository may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.
If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depository will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depository for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depository will disregard that fractional amount.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series B preferred stock.

The amount paid as dividends or otherwise distributable by the depository with respect to the depositary shares or the underlying Series B preferred stock will be reduced by any amounts required to be withheld by us or the depository on account of taxes or other governmental charges. The depository may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Series B preferred stock until such taxes or other governmental charges are paid.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying Series B preferred stock represented by the depositary shares.
Our merger or consolidation with one or more other entities or the sale, lease, exchange or other transfer of all or substantially all of our assets (for cash, securities or other consideration) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.
Redemption of Depositary Shares
If we redeem the Series B preferred stock, in whole or in part, as described above under “Description of Series B Preferred Stock—Redemption—Optional Redemption,” depositary shares also will be redeemed with the proceeds received by the depository from the redemption of the Series B preferred stock held by the depository. The redemption price per depositary share will be 1/400th of the redemption price per share payable with respect to the Series B preferred stock (or $25 per depositary share), plus, as applicable, any accumulated and unpaid dividends on the shares of the Series B preferred stock called for redemption for the then-current Dividend Period to, but excluding, the redemption date, without accumulation of any undeclared dividends.
If we redeem shares of the Series B preferred stock held by the depository, the depository will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Series B preferred stock so redeemed. If we redeem less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata or by lot. In any case, the depository will redeem depositary shares only in increments of 400 depositary shares and multiples thereof. The depository will provide notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series B preferred stock and the related depositary shares.
Voting
Because each depository share represents a 1/400th ownership interest in a share of Series B preferred stock, holders of depositary receipts are entitled to vote 1/400th of a vote per depositary share under those limited circumstances in which holders of the Series B preferred stock are entitled to vote, as described above in “Description of Series B Preferred Stock—Voting Rights.”
When the depository receives notice of any meeting at which the holders of the Series B preferred stock are entitled to vote, the depository will provide the information contained in the notice to the record holders of the depositary shares relating to the Series B preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series B preferred stock, may instruct the depository to vote the amount of the Series B preferred stock represented by the holder’s depositary shares. To the extent possible, the depository will vote the amount of the Series B preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depository determines are necessary to enable the depository to vote as instructed. If the depository does not receive specific instructions from the holders of any depositary shares representing the Series B preferred stock, it will abstain from voting with respect to such shares (but shall appear at the meeting with respect to such shares unless directed to the contrary).

Withdrawal of Series B Preferred Stock
Upon surrender of depositary shares at the principal office of the depository, upon payment of any unpaid amount due the depository, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of shares of Series B preferred stock and all money and other property, if any, represented by such depositary shares. Only whole shares of Series B preferred stock may be withdrawn. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of Series B preferred stock to be withdrawn, the depository will deliver to that holder at the same time a new depository receipt evidencing the excess number of depositary shares. Holders of Series B preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary shares therefor.
Resignation and Removal of the Depository
The depository may resign at any time by delivering to us notice of its election to resign. We may also remove or replace a depository at any time. Any resignation or removal will take effect upon the earlier of the appointment of a successor depository and 60 days following such notice. We will appoint a successor depository within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.
Miscellaneous
The depository will forward to the holders of depositary shares any reports and communications from us with respect to the underlying Series B preferred stock. Neither we nor the depository will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under the deposit agreement. The obligations of ours and a depository under the deposit agreement will be limited to performing their duties without bad faith, gross negligence or willful misconduct. Neither we nor a depository must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying Series B preferred stock unless they are furnished with satisfactory indemnity. Both we and the depository may rely on the written advice of counsel or accountants, or information provided by holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party. In the event a depository receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depository will be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF SERIES C PREFERRED STOCK
The following description summarizes the material terms of the Series C preferred stock, and supplements the description of the general terms and provisions of our serial preferred stock set forth under “Description of Our Capital Stock—Preferred Stock.”
The following summary of the terms and provisions of the Series C preferred stock does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the Articles, of Incorporation, as amended, which we have previously filed with the SEC. If any information regarding the Series C preferred stock contained in the Articles of Incorporation is inconsistent with the information herein, the information in the Articles of Incorporation, will apply and supersede information.
General
The “6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C” is designated as one series of our authorized preferred stock. We issued and sold 2,000,000 depositary shares, representing 5,000 shares of Series C preferred stock in the aggregate (or 2,300,000 depositary shares, representing 5,750 shares of Series C preferred stock). The Series C preferred stock is fully paid and nonassessable. We may from time to time, without notice to or the consent of holders of the Series C preferred stock, issue additional shares of Series C preferred stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series C preferred stock. In the event we issue additional shares of Series C preferred stock, we will cause a corresponding number of additional depositary shares to be issued.
The depository is the sole holder of the Series C preferred stock. The holders of depositary shares will be required to exercise their proportional rights in the shares of Series C preferred stock through the depository, as described in “Description of Series C Depositary Shares” below.
Ranking
With respect to the payment of dividends and distributions upon our liquidation, dissolution or winding up, the Series C preferred stock ranks (i) senior to our common stock and any other class or series of preferred stock that by its terms ranks junior to the Series C preferred stock, (ii) equally with all existing or future series of preferred stock that does not by its terms so provide, including the Series B preferred stock, and (iii) junior to all existing and future indebtedness and other liabilities and any class or series of preferred stock that expressly provides in the Articles of Amendment creating such preferred stock that such series ranks senior to the Series C preferred stock (subject to any requisite consents prior to issuance).
The Series C preferred stock is not convertible into, or exchangeable for, shares of any other class or series of our capital stock or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase the Series C preferred stock. The preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the Series C preferred stock.

Dividends
Holders of the Series C preferred stock are entitled to receive, only when, as, and if declared by our board of directors (or a duly authorized committee of our board of directors), out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the liquidation preference of $10,000 per share of Series C preferred stock, and no more, at a rate equal to (1) 6.60% per annum (equivalent to $1.65 per depositary share per annum), for each quarterly Dividend Period occurring from, and including, the original issue date of the Series C preferred stock to, but excluding, May 1, 2026 (the “Fixed Rate Period”), and (2) thereafter, three-month LIBOR plus a spread of 492 basis points per annum, for each quarterly Dividend Period beginning May 1, 2026 (the “Floating Rate Period”). A “Dividend Period” means the period from, and including, each Dividend Payment Date (as defined below) to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which was the period from, and including, the issue date of the shares of Series C preferred stock to, but excluding, the next succeeding Dividend Payment Date.
When, as, and if declared by our board of directors (or a duly authorized committee of our board of directors), we will pay cash dividends on the Series C preferred stock quarterly, in arrears, on February 1, May 1, August 1 and November 1 of each year (each such date, a “Dividend Payment Date”), beginning on August 1, 2016. We pay cash dividends to the holders of record of shares of the Series C preferred stock as they appear on our stock register on the applicable record date, which is the fifteenth calendar day before that Dividend Payment Date or such other record date fixed by our board of directors (or a duly authorized committee of the board of directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.
If any Dividend Payment Date on or prior to May 1, 2026 is a day that is not a business day (as defined below), then the dividend with respect to that Dividend Payment Date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment. If any Dividend Payment Date after May 1, 2026 is a day that is not a business day, then the Dividend Payment Date will be the immediately succeeding business day unless such day falls in the next calendar month, in which case the Dividend Payment Date will instead be the immediately preceding day that is a business day, and dividends will accumulate to the Dividend Payment Date as so adjusted. A “business day” for the Fixed Rate Period means any weekday in New York, New York that is not a day on which banking institutions in those cities are authorized or required by law, regulation, or executive order to be closed. A “business day” for the Floating Rate Period means any weekday in New York, New York that is not a day on which banking institutions in those cities are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London banking day (as defined below).
We calculate dividends on the Series C preferred stock for the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. We will calculate dividends on the Series C preferred stock for the Floating Rate Period on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series C preferred stock will cease to accumulate after the redemption date, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series C preferred stock called for redemption.
Dividends on the Series C preferred stock are not cumulative or mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series C preferred stock for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accumulate, and we will have no obligation to pay a dividend for that Dividend Period at any time, whether or not dividends on the Series C preferred stock or any other series of our preferred stock or common stock are declared for any future Dividend Period.

Dividends on the Series C preferred stock accumulate from the issue date at the then-applicable dividend rate on the liquidation preference amount of $10,000 per share (equivalent to $25 per depositary share). If we issue additional shares of the Series C preferred stock, dividends on those additional shares will accumulate from the issue date of those additional shares at the then-applicable dividend rate.
The dividend rate for each Dividend Period in the Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the Dividend Period, which date is the “dividend determination date” for the relevant Dividend Period. The calculation agent then will add three-month LIBOR as determined on the dividend determination date and the applicable spread. Once the dividend rate for the Series C preferred stock is determined, the calculation agent will deliver that information to us and the transfer agent. Absent manifest error, the calculation agent’s determination of the dividend rate for a Dividend Period for the Series C preferred stock will be final. A “London banking day” is any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.
The term “three-month LIBOR” means the London interbank offered rate for deposits in U.S. dollars for a three month period, as that rate appears on Reuters screen page “LIBOROI” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant dividend determination date.
If no offered rate appears on Reuters screen page “LIBOROI” (or any successor or replacement page) on the relevant dividend determination date at approximately 11:00 a.m., London time, then the calculation agent, in consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the calculation agent in consultation with us will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the dividend determination date for loans in U.S. dollars to leading European banks for a three month period for the applicable Dividend Period in an amount of at least $1,000,000. If three quotations are provided, three-month LIBOR will be the arithmetic average of the quotations provided. Otherwise, three-month LIBOR for the next Dividend Period will be equal to three-month LIBOR in effect for the then-current Dividend Period or, in the case of the first Dividend Period in the Floating Rate Period, the most recent rate on which three-month LIBOR could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Fixed Rate Period.
Priority Regarding Dividends
So long as any share of Series C preferred stock remains outstanding,

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no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any Junior Stock (as defined below) (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan);

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no shares of Junior Stock will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

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no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by us (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C preferred stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for other Parity Stock or Junior Stock), during a Dividend Period, unless, in each case, the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series C preferred stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations do not apply to purchases or acquisitions of our Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries adopted before or after December 31, 2019..
Except as provided below, for so long as any share of Series C preferred stock remains outstanding, we will not declare, pay, or set aside for payment full dividends on any Parity Stock unless we have paid in full, or set aside payment in full, in respect of all accumulated dividends for all Dividend Periods for outstanding shares of preferred stock. To the extent that we declare dividends on the Series C preferred stock and on any Parity Stock but cannot make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series C preferred stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate dividend payments based on the ratio between the then current and unpaid dividend payments due on the shares of Series C preferred stock and (1) in the case of cumulative Parity Stock the aggregate of the accumulated and unpaid dividends due on any such Parity Stock and (2) in the case of non-cumulative Parity Stock, the aggregate of the declared but unpaid dividends due on any such Parity Stock. No interest will be payable in respect of any dividend payment on Series C preferred stock that may be in arrears.
“Junior Stock” means our common stock and any other class or series of our capital stock over which the Series C preferred stock has preference or priority in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding up, and “Parity Stock” means any other class or series of our capital stock that ranks on a par with the Series C preferred stock in the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding up, which includes the Series B preferred stock and any other class or series of our stock hereafter authorized that ranks on a par with the Series C preferred stock in the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding up.
Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by our board of directors (or a duly authorized committee of our board of directors), may be declared and paid on our common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series C preferred stock will not be entitled to participate in those dividends.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the outstanding shares of Series C preferred stock are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount of a liquidation preference of $10,000 per share (equivalent to $25 per depositary share), plus the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C preferred stock will have no right or claim to any of our remaining assets.

Distributions will be made only to the extent that our assets are available after satisfaction of all liabilities to depositors, and creditors and subject to the rights of holders of any securities ranking senior to the Series C preferred stock. If our remaining assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding Series C preferred stock and all Parity Stock, then we will distribute our assets to those holders pro rata in proportion to the full liquidating distributions to which they would otherwise have received.
Our merger or consolidation with one or more other entities or the sale, lease, exchange or other transfer of all or substantially all of our assets (for cash, securities or other consideration) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up. If we enter into any merger or consolidation transaction with or into any other entity and we are not the surviving entity in such transaction, the Series C preferred stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series C preferred stock.
Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series C preferred stock, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s voluntary or involuntary liquidation, dissolution or winding up will be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against that subsidiary. In addition, holders of the Series C preferred stock (and of depositary shares representing the Series C preferred stock) may be fully subordinated to interests held by the U.S. Government in the event we enter into a receivership, insolvency, liquidation or similar proceeding.
Conversion Rights
The Series C preferred stock is not convertible into or exchangeable for any other of our property, interests or securities.
Redemption
The Series C preferred stock is not subject to any mandatory redemption, sinking fund or other similar provision.
Neither the holders of Series C preferred stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series C preferred stock. In addition, under the Federal Reserve Board’s risk-based capital rules applicable to bank holding companies, any redemption of the Series C preferred stock is subject to prior approval of the Federal Reserve Board.
Optional Redemption
We may redeem the Series C preferred stock, in whole or in part, at our option, for cash, on any Dividend Payment Date on or after May 1, 2026, with not less than 30 days’ and not more than 60 days’ notice (“Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the redemption price provided below. Dividends will not accumulate on those shares of Series C preferred stock on and after the redemption date.
Redemption Following a Regulatory Capital Event
We may redeem the Series C preferred stock, in whole but not in part, at our option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the redemption price provided below (“Regulatory Event Redemption”). A “Regulatory Capital Treatment Event” means a good faith determination by us that, as a result of any:

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amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series C preferred stock;

•	proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series C preferred stock; or

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official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series C preferred stock there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the Series C preferred stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Federal Reserve Board (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series C preferred stock is outstanding. Dividends will not accumulate on the shares of Series C preferred stock on and after the redemption date.
Redemption Price
The redemption price for any redemption of Series C preferred stock, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $10,000 per share of Series C preferred stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption.
Redemption Procedures
If we elect to redeem any shares of Series C preferred stock, we will provide notice to the holders of record of the shares of Series C preferred stock to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the shares of Series C preferred stock or the depositary shares representing the shares of Series C preferred stock are held in book-entry form through DTC, we may give this notice in any manner permitted by DTC). Any notice given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and any defect in this notice or in the provision of this notice, to any holder of shares of Series C preferred stock designated for redemption will not affect the redemption of any other shares of Series C preferred stock. Each notice of redemption shall state:

•	the redemption date;

•	the redemption price;

•	if fewer than all shares of Series C preferred stock are to be redeemed, the number of shares of Series C preferred stock to be redeemed; and

•	the manner in which holders of Series C preferred stock called for redemption may obtain payment of the redemption price in respect to those shares.
If notice of redemption of any shares of Series C preferred stock has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of any shares of Series C preferred stock so called for redemption, then from and after the redemption date such shares of Series C preferred stock will no longer be deemed outstanding, all dividends with respect to such shares of Series C preferred stock shall cease to accumulate after the redemption date and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

In the case of any redemption of only part of the Series C preferred stock at the time outstanding, the shares of Series C preferred stock to be redeemed will be selected either pro rata or by lot or in such other manner as our board of directors (or a duly authorized committee of our board of directors) determines to be fair and equitable. Subject to provisions set forth herein, the board of directors (or a duly authorized committee of our board of directors) has the full power and authority to prescribe the terms and conditions upon which shares of Series C preferred stock may be redeemed from time to time.
Voting Rights
Registered owners of Series C preferred stock do not have any voting rights, except as set forth below or as otherwise required by applicable law.
Whenever dividends payable on the Series C preferred stock or any other class or series of preferred stock ranking equally with the Series C preferred stock, including the Series B preferred stock, as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series C preferred stock voting as a class with holders of shares of any other series of our preferred stock ranking equally with the Series C preferred stock, including the Series B preferred stock, as to payment of dividends, and upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), will be entitled to vote for the election of two additional directors of our board of directors on the terms set forth below (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of our Voting Parity Stock will vote as a single class. In the event that the holders of the shares of the Series C preferred stock are entitled to vote as described in this paragraph, the number of members of our board of directors at the time will be increased by two directors, and the holders of the Series C preferred stock will have the right, as members of that class, as outlined above, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series C preferred stock or any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for our next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of the shareholders), provided that the election of any Preferred Stock Directors shall not cause us to violate the corporate governance requirements of the NASDAQ Global Select Market (or any other exchange on which our securities may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall our board of directors include more than two Preferred Stock Directors.
When we have paid full dividends on the Series C preferred stock for the equivalent of at least four quarterly Dividend Periods following a Nonpayment, the voting rights described above will terminate, except as expressly provided by law. The voting rights described above are subject to re-vesting upon each and every subsequent Nonpayment.
Upon termination of the right of the holders of the Series C preferred stock and Voting Parity Stock to vote for Preferred Stock Directors as described above, the term of office of all Preferred Stock Directors then in office elected by only those holders will terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time by the holders of record of a majority of the outstanding shares of the Series C preferred stock (together with holders of any Voting Parity Stock) when they have voting rights.
Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.
So long as any shares of preferred stock remain outstanding, we will not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the Series C preferred stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series C preferred stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series C preferred stock remain outstanding, we will not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series C preferred stock, amend, alter or repeal any provision of the Articles of Amendment or our Articles, including by merger, consolidation or otherwise, so as to affect the powers, preferences or special rights of the Series C preferred stock.
Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series C preferred stock:

•
any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the Series C preferred stock as to dividends or distribution of assets upon our liquidation, dissolution or winding up;

•	a merger or consolidation of us with or into another entity in which the shares of the Series C preferred stock remain outstanding; and

•
a merger or consolidation of us with or into another entity in which the shares of the Series C preferred stock are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series C preferred stock.

Voting Rights under Louisiana Law
Louisiana law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our Articles that would, among other things, effect an exchange or reclassification of all or part of the shares of the class into shares of another class; change the rights, preferences, or limitations of all or part of the shares of the class; or cancel or otherwise affect rights to distributions that have accumulated but not yet been authorized on all or part of the shares of the class. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock, but would not so affect the entire class of preferred stock, only the shares of the series affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that are provided for in the Articles of Amendment creating the Series C preferred stock.
Depository, Transfer Agent, and Registrar
Computershare Trust Company, N.A. is the depository, transfer agent, and registrar for the Series C preferred stock.

Calculation Agent
We will appoint a calculation agent for the Series C preferred stock prior to the commencement of the Floating Rate Period.

DESCRIPTION OF SERIES C DEPOSITARY SHARES
The following summary of the terms and provisions of the Series C depositary shares does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the deposit agreement and form of depositary receipt, which have been included as exhibits to documents that we filed with the SEC. If any information regarding the deposit shares contained in the deposit agreement and form of depositary receipt is inconsistent with the information herein; the information in the deposit agreement and form of depositary receipt, as applicable, will apply and supersede information herein.
General
The depositary shares represent proportional fractional interests in shares of the Series C preferred stock. Each depositary share represents a 1/400th interest in a share of the Series C preferred stock, and will be evidenced by depositary receipts, as described under “Book-Entry Procedures and Settlement” below. We have deposited the underlying shares of Series C preferred stock with a depository pursuant to a deposit agreement among us, Computershare Trust Company, N.A., acting as depository, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the powers, preferences and special rights of the Series C preferred stock, as applicable, in proportion to the applicable fraction of a share of Series C preferred stock those depositary shares represent.
References to “holders” of Series C depositary shares mean those who own depositary shares registered in their own names on the books that we or the depository maintain for this purpose. DTC is the only registered holder of the depositary receipts representing the depositary shares. References to “holders” of depositary shares do not include indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Special considerations apply to indirect holders as described in the section entitled “Book-Entry Procedures and Settlement.”
Listing
The Series C depositary shares are listed on the NASDAQ Global Select Market under the symbol “IBKCO.” The Series C preferred stock have not been listed, and we do not expect that there will be any trading market for the Series C preferred stock except as represented by depositary shares.
Dividends and Other Distributions
Each dividend payable on a depositary share is in an amount equal to 1/400th of the dividend declared and payable on each share of Series C preferred stock.
The depository distributes all dividends and other cash distributions received on the Series C preferred stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depository will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depository determines that this distribution is not feasible, in which case the depository may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.
If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depository will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depository for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depository will disregard that fractional amount.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series C preferred stock.
The amount paid as dividends or otherwise distributable by the depository with respect to the depositary shares or the underlying Series C preferred stock will be reduced by any amounts required to be withheld by us or the depository on account of taxes or other governmental charges. The depository may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depository shares or the shares of the Series C preferred stock until such taxes or other governmental charges are paid.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying Series C preferred stock represented by the depositary shares.
Our merger or consolidation with one or more other entities or the sale, lease, exchange or other transfer of all or substantially all of our assets (for cash, securities or other consideration) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.
Redemption of Depositary Shares
If we redeem the Series C preferred stock, in whole or in part, as described above under “Description of Series C Preferred Stock—Redemption—Optional Redemption,” depositary shares also will be redeemed with the proceeds received by the depository from the redemption of the Series C preferred stock held by the depository. The redemption price per depositary share will be 1/400th of the redemption price per share payable with respect to the Series C preferred stock (or $25 per depositary share), plus, as applicable, any accumulated and unpaid dividends on the shares of the Series C preferred stock called for redemption for the then-current Dividend Period to, but excluding, the redemption date, without accumulation of any undeclared dividends.
If we redeem shares of the Series C preferred stock held by the depository, the depository will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Series C preferred stock so redeemed. If we redeem less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata or by lot. In any case, the depository will redeem depositary shares only in increments of 400 depositary shares and multiples thereof. The depository will provide notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series C preferred stock and the related depositary shares.

Voting
Because each depositary share represents a 1/400th ownership interest in a share of Series C preferred stock, holders of depositary receipts are entitled to vote 1/400th of a vote per depositary share under those limited circumstances in which holders of the Series C preferred stock are entitled to vote, as described above in “Description of Series C Preferred Stock—Voting Rights.”
When the depository receives notice of any meeting at which the holders of the Series C preferred stock are entitled to vote, the depository will provide the information contained in the notice to the record holders of the depositary shares relating to the Series C preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series C preferred stock, may instruct the depository to vote the amount of the Series C preferred stock represented by the holder’s depositary shares. To the extent possible, the depository will vote the amount of the Series C preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depository determines are necessary to enable the depository to vote as instructed. If the depository does not receive specific instructions from the holders of any depositary shares representing the Series C preferred stock, it will abstain from voting with respect to such shares (but shall appear at the meeting with respect to such shares unless directed to the contrary).
Withdrawal of Series C Preferred Stock
Upon surrender of depositary shares at the principal office of the depository, upon payment of any unpaid amount due the depository, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of shares of Series C preferred stock and all money and other property, if any, represented by such depositary shares. Only whole shares of Series C preferred stock may be withdrawn. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of Series C preferred stock to be withdrawn, the depository will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of Series C preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary shares therefor.
Resignation and Removal of the Depository
The depository may resign at any time by delivering to us notice of its election to resign. We may also remove or replace a depository at any time. Any resignation or removal will take effect upon the earlier of the appointment of a successor depository and 30 days following such notice. We will appoint a successor depository within 30 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous
The depository will forward to the holders of depositary shares any reports and communications from us with respect to the underlying Series C preferred stock. Neither we nor the depository will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under the deposit agreement. The obligations of ours and a depository under the deposit agreement will be limited to performing their duties without bad faith, gross negligence or willful misconduct. Neither we nor a depository must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying Series C preferred stock unless they are furnished with satisfactory indemnity. Both we and the depository may rely on the written advice of counsel or accountants, or information provided by holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party. In the event a depository receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depository will be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF SERIES D PREFERRED STOCK
The following description summarizes the material terms of the Series D preferred stock, and supplements the description of the general terms and provisions of our serial preferred stock set forth under “Description of Our Preferred Stock.”
The following summary of the terms and provisions of the Series D preferred stock does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the Articles of Incorporation, as amended, which we have previously filed with the SEC. If any information regarding the Series D preferred stock contained in the Articles of Incorporation is inconsistent with the information herein, the information in the Articles of Incorporation will apply and supersede information herein.
General
The “6.100% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D” is designated as one series of our authorized preferred stock. We issued and sold 4,000,000 depositary shares, representing 10,000 shares of Series D preferred stock in the aggregate. The Series D preferred stock is fully paid and nonassessable. We may from time to time, without notice to or the consent of holders of the Series D preferred stock, issue additional shares of Series D preferred stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series D preferred stock. In the event we issue additional shares of Series D preferred stock, we will cause a corresponding number of additional depositary shares to be issued.
The depository is the sole holder of the Series D preferred stock. The holders of depositary shares will be required to exercise their proportional rights in the shares of Series D preferred stock through the depository, as described in “Description of Series D Depositary Shares” below.
Ranking
With respect to the payment of dividends and distributions upon our liquidation, dissolution or winding up, the Series D preferred stock will rank (i) senior to our common stock and any other class or series of capital stock that by its terms ranks junior to the Series D preferred stock, (ii)equally with all existing or future series of capital stock that does not by its terms so provide, including the Series B preferred stock and Series C preferred stock, and (iii) junior to all existing and future indebtedness and other liabilities and any class or series of capital stock that expressly provides in the Articles of Amendment creating such preferred stock that such series ranks senior to the Series D preferred stock (subject to any requisite consents prior to issuance).
The Series D preferred stock is not convertible into, or exchangeable for, shares of any other class or series of our capital stock or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase the Series D preferred stock. The preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the Series D preferred stock.

Dividends
Holders of the Series D preferred stock are entitled to receive, only when, as, and if declared by our board of directors (or a duly authorized committee of our board of directors), out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the liquidation preference of $10,000 per share of Series D preferred stock, and no more, at a rate equal to (i) 6.100 % per annum (equivalent to $1.525 per depositary share per annum), for each semi-annual Dividend Period occurring from, and including, the original issue date of the Series D preferred stock to, but excluding, May 1, 2024 (the “Fixed Rate Period”), and (2) thereafter, three-month LIBOR plus a spread of 385.9 basis points per annum, for each quarterly Dividend Period beginning May 1, 2024 (the “Floating Rate Period”), subject to potential adjustment as provided in clause of the definition of three-month LIBOR. A “Dividend Period” means the period from, and including, each Dividend Payment Date (as defined below) to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which was the period from, and including, the issue date of the shares of Series D preferred stock to, but excluding, the next succeeding Dividend Payment Date.
When, as, and if declared by our board of directors (or a duly authorized committee of our board of directors), we will pay cash dividends on the Series D preferred stock semi-annually, in arrears, on May I and November 1 of each year (each such date, a “Dividend Payment Date”), beginning on November 1, 2019 and ending on May 1, 2024. From, and including, May 1, 2024, we will pay cash dividends on the Series D preferred stock quarterly, in arrears, on February 1, May I, August 1, and November 1, beginning on August 1, 2024, subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR. We pay cash dividends to the holders of record of shares of the Series D preferred stock as they appear on our stock register on the applicable record date, which is the fifteenth calendar day before that Dividend Payment Date or such other record date fixed by our board of directors (or a duly authorized committee of the board of directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.
If any Dividend Payment Date on or prior to May 1, 2024 is a day that is not a business day (as defined below), then the dividend with respect to that Dividend Payment Date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment. If any Dividend Payment Date after May 1, 2024 is a day that is not a business day, then the Dividend Payment Date will be the immediately succeeding business day unless such day falls in the next calendar month, in which case the Dividend Payment Date will instead be the immediately preceding day that is a business day, and dividends will accumulate to the Dividend Payment Date as so adjusted. A “business day” for the Fixed Rate Period means any weekday in New York, New York that is not a day on which banking institutions in those cities are authorized or required by law, regulation, or executive order to be closed. A “business day” for the Floating Rate Period means any weekday in New York, New York that is not a day on which banking institutions in those cities are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London banking day, which is any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.
We calculate dividends on the Series D preferred stock for the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. We will calculate dividends on the Series D preferred stock for the Floating Rate Period on the basis of the actual number of days in a Dividend Period and a 360-day year, subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series D preferred stock will cease to accumulate on and after the redemption date, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series D preferred stock called for redemption.

Dividends on the Series D preferred stock are not cumulative or mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series D preferred stock for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accumulate, and we will have no obligation to pay a dividend for that Dividend Period at any time, whether or not dividends on the Series D preferred stock or any other series of our preferred stock or common stock are declared for any future Dividend Period.
Dividends on the Series D preferred stock accumulate from the issue date at the then-applicable dividend rate on the liquidation preference amount of $10,000 per share (equivalent to $25 per depositary share). If we issue additional shares of the Series D preferred stock, dividends on those additional shares will accumulate from the issue date of those additional shares at the then-applicable dividend rate.
The dividend rate for each Dividend Period in the Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the Dividend Period, which date is the “dividend determination date” for the relevant Dividend Period. The calculation agent then will add three-month LIBOR as determined on the dividend determination date and the applicable spread. Once the dividend rate for the Series D preferred stock is determined, the calculation agent will deliver that information to us and the transfer agent. Absent manifest error, the determination by the calculation agent (or, for the avoidance of doubt, by the IFA in the clause (iii) below) of the dividend rate for a Dividend Period for the Series D preferred stock will be final and binding. A “London banking day” is any day on which commercial banks are open for dealings in deposits in U.S. dollars ill the London interbank market.
The term “three-month LIBOR” means, for each dividend determination date related to the Floating-Rate Period, the rate determined by the calculation agent as follows:
(1)the London interbank offered rate for deposits in U.S. dollars for a three month period, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant dividend determination date.
(2)If no offered rate appears on Reuters screen page “LIBOROI” (or any successor or replacement page) on the relevant dividend determination date at approximately 11:00 a.m., London time, then the calculation agent, in consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the calculation agent in consultation with us will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the dividend determination date for loans in U.S. dollars to leading European banks for a three month period for the applicable Dividend Period in an amount of at least $1,000,000. If three quotations are provided, three-month LIBOR will be the arithmetic average of the quotations provided. Otherwise, if a LIBOR Event (as defined below) has not occurred, three-month LIBOR for the next Dividend Period will be equal to three-month LIBOR in effect for the then-current Dividend Period or, in the case of the first Dividend Period in the Floating Rate Period, the most recent rate on which three-month LIBOR could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Fixed Rate Period.

(3)Notwithstanding clauses (i) and (ii) above, if we, in our sole discretion, determine on the relevant dividend determination date that the three-month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Series D preferred stock, and we have notified the calculation agent (if it is not us) of such determination (a “LIBOR Event”), then the calculation agent will use, as directed by us, as a substitute or successor base rate (the “Alternative Rate”) for each future dividend determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for the three-month LIBOR. As part of such substitution, the calculation agent will, as directed by us, make such adjustment to the Alternative Rate or the spread thereon, as well as the business day convention, the dividend determination date and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if we determine that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR, we may, in our sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on us, the calculation agent and the holders of the Series D Preferred Stock. If on any dividend determination date during the Floating-Rate Period (which may be the first dividend determination date of the Floating-Rate Period) a LIBOR Event has occurred prior to such Dividend Determination Date and for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed) as of such Dividend Determination Date, then commencing on such Dividend Determination Date the dividend rate, business day convention and manner of calculating dividends applicable during the Fixed-Rate Period will be in effect for the applicable Dividend Period and will remain in effect during the remainder of the Floating-Rate Period.
Priority Regarding Dividends
During any Dividend Period, so long as any share of Series D preferred stock remains outstanding, unless (i) the full dividends for the immediately preceding Dividend Period on all outstanding shares of Series D preferred stock have been paid in full or declared; and funds sufficient for the payment of those dividends set aside, and (ii) we are not in default on our obligation to redeem any shares of Series D preferred stock that have been called for redemption,
(1)no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any Junior Stock (as defined below) (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan);
(2)no shares of Junior Stock will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and
(3)no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by us (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series D preferred stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for other Parity Stock or Junior Stock), during a Dividend Period.

The foregoing limitations do not apply to purchases or acquisitions of our Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries adopted before or after December 31, 2019.
Except as provided below, for so long as any share of Series D preferred stock remains outstanding, we will not declare, pay, or set aside for payment full dividends on any Parity Stock unless we have paid in full, or set aside payment in full, in respect of all accumulated dividends for all Dividend Periods for outstanding shares of preferred stock. To the extent that we declare dividends on the Series D preferred stock and on any Parity Stock but cannot make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series D preferred stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate dividend payments based on the ratio between the then current and unpaid dividend payments due on the shares of Series D preferred stock and (1) in the case of cumulative Parity Stock the aggregate of the accumulated and unpaid dividends due on any such Parity Stock and (2) in the case of non-cumulative Parity Stock, the aggregate of the declared but unpaid dividends due on any such Parity Stock. No interest will be payable in respect of any dividend payment on Series D preferred stock that may be in arrears.
“Junior Stock” means our common stock and any other class or series of our capital stock over which the Series D preferred stock has preference or priority in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding up, and “Parity Stock” means any other class or series of our capital stock that ranks on a par with the Series D preferred stock in the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding up, which includes the Series B preferred stock, and the Series C preferred stock, and any other class or series of our stock hereafter authorized that ranks on a par with the Series D preferred stock in the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding up.
Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by our board of directors (or a duly authorized committee of our board of directors), may be declared and paid on our common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series D preferred stock will not be entitled to participate in those dividends.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the outstanding shares of Series D preferred stock are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount of a liquidation preference of $10,000 per share (equivalent to $25 per depositary share), plus the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D preferred stock will have no right or claim to any of our remaining assets.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of Parity Stock in the distribution of assets upon any such liquidation, dissolution or winding up, then we will distribute our assets to those holders pro rata in proportion to the full liquidating distributions to which they would otherwise have received.

Our merger or consolidation with one or more other entities or the sale, lease, exchange or other transfer of all or substantially all of our assets (for cash, securities or other consideration) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up. If we enter into any merger or consolidation transaction with or into any other entity and we are not the surviving entity in such transaction, the Series D preferred stock may be converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity, so long as such new preference securities have powers, preferences and special rights that are identical to the powers, preferences and special rights of the Series D preferred stock set forth herein.
Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series D preferred stock, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s voluntary or involuntary liquidation, dissolution or winding up will be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against that subsidiary. In addition, holders of the Series D preferred stock (and of depositary shares representing the Series D preferred stock) may be fully subordinated to interests held by the U.S. Government in the event we enter into a receivership, insolvency, liquidation or similar proceeding.
Conversion Rights
The Series D preferred stock is not convertible into or exchangeable for any other of our property, interests or securities.
Redemption
The Series D preferred stock is not subject to any mandatory redemption, sinking fund or other similar provision.
Neither the holders of Series D preferred stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series D preferred stock. In addition, under the Federal Reserve’s risk-based capital rules applicable to bank holding companies, any redemption of the Series D preferred stock is subject to prior approval of the Federal Reserve.
Optional Redemption
We may redeem the Series D preferred stock, in whole or in part, at our option, for cash, on any Dividend Payment Date on or after May 1, 2024, with not less than 30 days’ and not more than 60 days’ notice (“Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the redemption price provided below. Dividends will not accumulate on those shares of Series D preferred stock on and after the redemption date.
Redemption Following a Regulatory Capital Event
We may redeem the Series D preferred stock, in whole but not in part, at our option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the redemption price provided below. A “Regulatory Capital Treatment Event” means a good faith determination by us that, as a result of any:

•
amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series D preferred stock;

•	proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series D preferred stock; or

•
official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series D preferred stock there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the Series D preferred stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series D preferred stock is outstanding. Dividends will not accumulate on the shares of Series D preferred stock on and after the redemption date.
Redemption Price
The redemption price for any redemption of Series D preferred stock, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $10,000 per share of Series D preferred stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption.
Redemption Procedures
If we elect to redeem any shares of Series D preferred stock, we will provide notice to the holders of record of the shares of Series D preferred stock to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the shares of Series D preferred stock or the depositary shares representing the shares of Series D preferred stock are held in book-entry form through DTC, we may give this notice in any manner permitted by DTC). Any notice given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and any defect in this notice or in the provision of this notice, to any holder of shares of Series D preferred stock designated for redemption will not affect the redemption of any other shares of Series D preferred stock. Each notice of redemption shall state:

•	the redemption date;

•	the redemption price;

•	if fewer than all shares of Series D preferred stock are to be redeemed, the number of shares of Series D preferred stock to be redeemed; and

•	the manner in which holders of Series D preferred stock called for redemption may obtain payment of the redemption price in respect to those shares.
If notice of redemption of any shares of Series D preferred stock has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of any shares of Series D preferred stock so called for redemption, then from and after the redemption date such shares of Series D preferred stock will no longer be deemed outstanding, all dividends with respect to such shares of Series D preferred stock shall cease to accumulate after the redemption date and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.
In the case of any redemption of only part of the Series D preferred stock at the time outstanding, the shares of Series D preferred stock to be redeemed will be selected either pro rata or by lot or in such other manner as our board of directors (or a duly authorized committee of our board of directors) determines to be fair and equitable. Subject to the provisions set forth herein, the board of directors (or a duly authorized committee of our board of directors) will have the full power and authority to prescribe the terms and conditions upon which shares of Series D preferred stock may be redeemed from time to time.

Voting Rights
Registered owners of Series D preferred stock do not have any voting rights, except as set forth below or as otherwise required by applicable law.
Whenever dividends payable on the Series D preferred stock or any other class or series of preferred stock ranking equally with the Series D preferred stock, including the Series B preferred stock and the Series C preferred stock, as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least three Fixed Rate Periods or at least six Floating Rate Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series D preferred stock voting as a class with holders of shares of any other series of our preferred stock ranking equally with the Series D preferred stock, including the Series B preferred stock, and the Series C preferred stock, as to payment of dividends, and upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), will be entitled to vote for the election of two additional directors of our board of directors on the terms set forth below (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of our Voting Parity Stock will vote as a single class. In the event that the holders of the shares of the Series D preferred stock are entitled to vote as described in this paragraph, the number of members of our Board of Directors at the time will be increased by two directors, and the holders of the Series D preferred stock will have the right, as members of that class, as outlined above, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series D preferred stock or any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for our next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of the shareholders), provided that the election of any Preferred Stock Directors shall not cause us to violate the corporate governance requirements of Nasdaq (or any other exchange on which our securities may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall our Board of Directors include more than two Preferred Stock Directors.
The Preferred Stock Directors elected at any such special meeting will hold office until our next annual meeting of the shareholders unless they have been previously terminated or removed pursuant to our Articles. In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by the vote of the holders of the Series D preferred stock (together with holders of any Voting Parity Stock) to serve until our next annual meeting of the shareholders.
When we have paid full dividends on the Series D preferred stock for the equivalent of at least two Fixed Rate Periods or at least four Floating Rate Periods following a Nonpayment, the voting rights described above will terminate, except as expressly provided by law. The voting rights described above are subject to re-vesting upon each and every subsequent Nonpayment.
Upon termination of the right of the holders of the Series D preferred stock and Voting Parity Stock to vote for Preferred Stock Directors as described above, the term of office of all Preferred Stock Directors then in office elected by only those holders will terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time by the holders of record of a majority of the outstanding shares of the Series D preferred stock (together with holders of any Voting Parity Stock) when they have the voting rights described herein.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act, as amended (the “BHC Act”). In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.
So long as any shares of preferred stock remain outstanding, we will not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the Series D preferred stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series D preferred stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series D preferred stock remain outstanding, we will not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series D preferred stock, amend, alter or repeal any provision of the Articles of Amendment or our Articles, including by merger, consolidation or otherwise, so as to affect the powers, preferences or special rights of the Series D preferred stock.
Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series D preferred stock:

•
any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the Series D preferred stock as to dividends or distribution of assets upon our liquidation, dissolution or winding up;

•	a merger or consolidation of us with or into another entity in which the shares of the Series D preferred stock remain outstanding; and

•
a merger or consolidation of us with or into another entity in which the shares of the Series D preferred stock are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity, so long as such new preference securities have powers, preferences and special rights that are identical to the powers, preferences and special rights of the Series D preferred stock set forth herein.

Voting Rights under Louisiana Law
Louisiana law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our Articles that would, among other things, effect an exchange or reclassification of all or part of the shares of the class into shares of another class; change the rights, preferences, or limitations of all or part of the shares of the class; or cancel or otherwise affect rights to distributions that have accumulated but not yet been authorized on all or part of the shares of the class. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock, but would not so affect the entire class of preferred stock, only the shares of the series affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that are provided for in the Articles of Amendment creating the Series D preferred stock.

Depository, Transfer Agent, and Registrar
Computershare Trust Company, N.A. is the depository, transfer agent, and registrar for the Series D preferred stock.
Calculation Agent
The Company will initially act as calculation agent unless we appoint a calculation agent for the Series D preferred stock prior to the commencement of the Floating Rate Period.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series D preferred stock are outstanding, we will use commercially reasonable efforts to provide any requesting beneficial owner a copy of our most recently filed “Consolidated Financial Statements for Holding Companies—FR Y-9C” and “Consolidated Reports of Condition and Income for a Bank With Domestic Offices Only-FFIEC 041,” in each case or any applicable successor form. Any such request must be made in writing addressed to IBERIABANK Corporation 200 West Congress Street, Lafayette, Louisiana 70501, Attention: Chief Financial Officer.

DESCRIPTION OF DEPOSITARY SHARES
The following summary of the terms and provisions of the Series D depositary shares does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the deposit agreement and form of depositary receipt, which have been included as exhibits to documents that we filed with the SEC. If any information regarding the depositary shares contained in the deposit agreement and form of depositary receipt is inconsistent with the information herein, the information in the deposit agreement and form of depositary receipt, as applicable, will apply and supersede information herein.
General
The depositary shares represent proportional fractional interests in shares of the Series D preferred stock. Each depositary share represents a 1/400th interest in a share of the Series D preferred stock, and will be evidenced by depositary receipts, as described under “Book-Entry Procedures and Settlement”. We have deposited the underlying shares of Series D preferred stock with a depository pursuant to a deposit agreement among us, Computershare Trust Company, N.A., acting as depository, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the powers, preferences and special rights of the Series D preferred stock, as applicable, in proportion to the applicable fraction of a share of Series D preferred stock those depositary shares represent.
References to “holders” of Series D depositary shares mean those who own depositary shares registered in their own names on the books that we or the depository maintain for this purpose. DTC is the only registered holder of the depositary receipts representing the depositary shares. References to “holders” of depositary shares do not include indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Special considerations apply to indirect holders as described in the section entitled “Book-Entry Procedures and Settlement.”
Listing
The Series D depositary shares are listed on the NASDAQ Global Select Market under the symbol “IBKCN.” The Series D preferred stock has not been listed, and we do not expect that there will be any trading market for the Series D preferred stock except as represented by depositary shares.
Dividends and Other Distributions
Each dividend payable on a depositary share is in an amount equal to 1/400th of the dividend declared and payable on each share of Series D preferred stock.
The depository distributes all dividends and other cash distributions received on the Series D preferred stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depository will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depository determines that this distribution is not feasible, in which case the depository may, with our approval, adopt a method of distribution that it deems equitable and practicable, including the sale of the property (in a commercially reasonable manner) and distribution of the net proceeds of that sale to the holders of the depositary receipts.
If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depository will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depository for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depository will disregard that fractional amount and add such amount to, and treat it as a part of, the next succeeding distribution.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series D preferred stock.
The amount paid as dividends or otherwise distributable by the depository with respect to the depositary shares or the underlying Series D preferred stock will be reduced by any amounts required to be withheld by us or the depository on account of taxes or other governmental charges. The depository may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Series D preferred stock until such taxes or other governmental charges are paid.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying Series D preferred stock represented by the depositary shares.
Our merger or consolidation with one or more other entities or the sale, lease, exchange or other transfer of all or substantially all of our assets (for cash, securities or other consideration) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.
Redemption of Depositary Shares
If we redeem the Series D preferred stock, in whole or in part, as described above under “Description of Series D Preferred Stock—Redemption—Optional Redemption,” depositary shares also will be redeemed with the proceeds received by the depository from the redemption of the Series D preferred stock held by the depository. The redemption price per depositary share will be 1/400th of the redemption price per share payable with respect to the Series D preferred stock (or $25 per depositary share), plus, as applicable, any accumulated and unpaid dividends on the shares of the Series D preferred stock called for redemption for the then-current Dividend Period to, but excluding, the redemption date, without accumulation of any undeclared dividends.
If we redeem shares of the Series D preferred stock held by the depository, the depository will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Series D preferred stock so redeemed. If we redeem less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata or by lot. In any case, the depository will redeem depositary shares only in increments of 400 depositary shares and multiples thereof. The depository will provide notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series D preferred stock and the related depositary shares.
Voting
Because each depositary share represents a 1/400th ownership interest in a share of Series D preferred stock, holders of depositary receipts are entitled to vote 1/400th of a vote per depositary share under those limited circumstances in which holders of the Series D preferred stock are entitled to vote, as described above in “Description of Series D Preferred Stock—Voting Rights.”

When the depository receives notice of any meeting at which the holders of the Series D preferred stock are entitled to vote, the depository will provide the information contained in the notice to the record holders of the depository shares relating to the Series D preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series D preferred stock, may instruct the depository to vote the amount of the Series D preferred stock represented by the holder’s depositary shares. To the extent possible, the depository will vote the amount of the Series D preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depository determines are necessary to enable the depository to vote as instructed. If the depository does not receive specific instructions from the holders of any depositary shares representing the Series D preferred stock, it will abstain from voting with respect to such shares (but shall appear at the meeting with respect to such shares unless directed to the contrary).
Withdrawal of Series D Preferred Stock
Upon surrender of depositary shares at the principal office of the depository, upon payment of any unpaid amount due the depository, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of shares of Series D preferred stock and all money and other property, if any, represented by such depositary shares. Only whole shares of Series D preferred stock may be withdrawn. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of Series D preferred stock to be withdrawn, the depository will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of Series D preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary shares therefor.
Resignation and Removal of the Depository
The depository may resign at any time by delivering to us notice of its election to resign. We may also remove or replace a depository at any time. Any resignation or removal will take effect upon the earlier of the appointment of a successor depository and 30 days following such notice. We will appoint a successor depository within 30 days after delivery of the notice of resignation or removal. The successor must be authorized under applicable laws to exercise the powers of a transfer agent and subject to supervision or examination by federal or state authorities, have its principal office in the United States, and have a combined capital and surplus of at least $50 million.
Miscellaneous
The depository will forward to the holders of depositary shares any reports and communications from us with respect to the underlying Series D preferred stock. Neither we nor the depository will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under the deposit agreement. The obligations of ours and a depository under the deposit agreement will be limited to performing their duties without bad faith, gross negligence or willful misconduct. Neither we nor a depository must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying Series D preferred stock unless they are furnished with satisfactory indemnity. Both we and the depository may rely on the written advice of counsel or accountants, and on documents they believe in good faith to be genuine and signed by a proper party. In the event a depository receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depository will be entitled to act on the claims, requests or instructions received from us.

ANTI-TAKEOVER EFFECTS OF OUR ARTICLES OF INCORPORATION AND BYLAWS
Our articles of incorporation and bylaws contain provisions that may have an anti-takeover effect.

Classified Board of Directors
Our articles of incorporation provide that our board of directors is divided into three classes of directors, with the three classes to be as nearly equal in number as possible. The members of each class serve for a three-year term. As a result, approximately one-third of our board of directors are elected each year.
Removal of Directors; Vacancies
Our articles of incorporation provide that directors may be removed without cause but only upon the affirmative vote of not less than 75% of the total votes eligible to be cast by shareholders at a duly constituted meeting of shareholders called expressly for that purpose, and may be removed with cause by an affirmative vote of not less than a majority of the total votes eligible to be cast by shareholders. In addition, our articles of incorporation provide that any vacancies on our board of directors shall be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our articles of incorporation provide that a shareholder seeking to bring business before an annual meeting of shareholders or nominate candidate(s) for election as director must provide timely notice of the proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 60 days prior to the first anniversary of the previous year’s annual meeting. Our articles of incorporation also specify requirements as to the form and content of a shareholder’s notice.
No Cumulative Voting
Our articles of incorporation provide that our shareholders are not entitled to the right to cumulate votes in the election of directors.
Amendment of Articles of Incorporation and Bylaws
No amendment to our articles of incorporation may be made unless it is first approved by a majority of the board of directors and thereafter by the holders of a majority of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of any preferred stock, if then issued and outstanding, as may be required by the provisions thereof. The affirmative vote of the holders of at least 75% of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of any preferred stock, if then issued and outstanding and as may be required by the provisions thereof, is required to amend charter provisions relating to the number, nomination, election and removal of directors, preemptive rights, personal liability, indemnification, advancement of expenses and other rights of officers, directors, employees and agents; meetings of shareholders and shareholder proposals; and amendment of the articles and bylaws.
Our articles of incorporation provide that the board of directors or shareholders may amend the bylaws. Action by the board requires the affirmative vote of a majority of the directors then in office. Action by the shareholders requires the affirmative vote of a majority of the shares, as well as any additional vote of preferred stock, if then issued and outstanding; provided that the affirmative vote of 75% of the shares is required to amend bylaws relating to meetings of the board of directors.

Authorized but Unissued Capital Stock
Generally, the Louisiana Business Corporation Act does not require shareholder approval for an issuance of authorized shares. However, that Act does require shareholder approval of non-cash share issuances in excess of 20% of a corporation’s total voting power on a pre-transaction basis. In addition, the listing requirements of the NASDAQ Stock Market, which would apply so long as our common stock were listed on such Market, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding common stock or voting power, but not a public offering of common stock for cash.
These additional shares may be used for a variety of corporate purposes, including future public or private offerings, to raise additional capital or to facilitate acquisitions.
The Board of Directors represents that it will not, without prior shareholder approval, issue any series of preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. Subject to these limitations, the Board of Directors may issue preferred stock in connection with capital raising transactions, acquisitions, and joint ventures and for other corporate purposes that may have the effect of making such an acquisition more difficult or costly, as could also be the case if the Board of Directors were to issue additional shares of common stock. This representation is part of our Corporate Governance Guidelines, a link to which is in the “Investor Relations” portion of our website at: http://www.iberiabank.com.